UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024

NEWMARKET CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-5000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	NEU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

NewMarket Corporation (NYSE: NEU) (the “Company”) announced today that William J. Skrobacz will step down as Vice President and Chief Financial Officer of the Company effective December 31, 2024, as he intends to retire from the Company in 2025. Since joining the Company over 13 years ago, Mr. Skrobacz has served in a variety of finance and accounting roles of increasing responsibility, culminating in his appointment as Vice President and Chief Financial Officer in 2023. Prior to becoming Vice President and Chief Financial Officer, Mr. Skrobacz’s roles included: Senior Manager - Business Assurance, Controller Designate and Principal Accounting Officer and Controller.

The Company also announced that, effective January 1, 2025, Timothy K. Fitzgerald will succeed Mr. Skrobacz as Vice President and Chief Financial Officer of the Company. Mr. Fitzgerald, age 47, joined the Company approximately 10 years ago as Operations Finance Director, and he has over 20 years of finance and accounting experience. He served as Operations Finance Director until he was appointed as the Company’s Treasurer and Finance Director in January of 2024.

Also on October 3, 2024, the Company announced that Gail C. Ridgeway has been appointed Treasurer, effective January 1, 2025. Mrs. Ridgeway, age 50, replaces Mr. Fitzgerald as Treasurer. Mrs. Ridgeway has over 25 years of accounting, tax and finance experience. Mrs. Ridgeway joined the Company in 2011 as Tax Compliance Manager, became Tax Director in 2017, and became Assistant Controller in 2021. She was subsequently promoted to Principal Accounting Officer and Controller in 2023.

Also on October 3, 2024, the Company announced that Ann P. Pietrantoni has been appointed to succeed Mrs. Ridgeway as Principal Accounting Officer and Controller, effective January 1, 2025. Mrs. Pietrantoni, age 45, has over 20 years of accounting, tax and finance experience. Mrs. Pietrantoni joined the Company in 2022 as Accounting Director, and was promoted to Assistant Controller in 2023. Prior to joining the Company, Mrs. Pietrantoni served as Financial Reporting Director at Circuit City from 2002 to 2017, and as Senior Accounting Manager at Capital One from 2018 to 2022.

On October 3, 2024, the Company issued a press release announcing certain of the events described above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. As of the date of this report, no compensation determinations have been made related to the appointments of Mr. Fitzgerald, Mrs. Ridgeway and Mrs. Pietrantoni discussed above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by the Company on October 1, 2024

104	Cover Page Interactive Data File (Embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2024

NEWMARKET CORPORATION

By:	/s/ William J. Skrobacz
Name:	William J. Skrobacz
Title:	VP & CFO